Exhibit 99.1
Financial Statements of Psyop, Inc.
Interim Financial Statements as of and for the period ended June 30, 2008
(unaudited)

Consolidated and Combined Balance Sheets at June 30, 2008 and December 31, 2007	1

Consolidated and Combined Statements of Operations for the Three and Six Months Ended June 30, 2008 and 2007	2

Consolidated and Combined Statements of Changes in Stockholders’ Equity and Comprehensive Income (Loss) for the Six Months Ended June 30, 2008	3

Consolidated and Combined Statements of Cash Flows for the Six Months Ended June 30, 2008 and 2007	4

Notes to Unaudited Consolidated and Combined Financial Statements	5

PSYOP, INC. AND AFFILIATES

CONSOLIDATED AND COMBINED BALANCE SHEETS

	June 30, 2008 (unaudited)	December 31, 2007 (restated)
ASSETS

Current assets
Cash	$250,827	$390,796
Accounts receivable	2,663,329	2,339,987
Costs and estimated earnings in excess of billings on uncompleted contracts	454,913	169,199
Prepaid expenses	303,797	26,305
Total current assets	3,672,866	2,926,287

Long term assets
Property and equipment, net	4,705,955	3,391,768
Deferred tax asset	-	26,000
Other assets	48,889	28,699
Total assets	$8,427,710	$6,372,754

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Bank line of credit	$1,600,000	$1,000,000
Bank note payable	53,825	116,054
Capital lease obligations, current portion	643,084	308,922
Accounts payable and other current liabilities	3,479,307	2,823,211
Billings in excess of costs and estimated earnings on uncompleted contracts	703,199	758,125
Total current liabilities	6,479,415	5,006,312

Long term liabilities
Deferred tax liability	42,000	-
Capital lease obligations, less current portion	894,726	463,887
Total long-term liabilities	936,726	463,887

Stockholders' equity
Common stock $1.00 par value authorized 24,000 shares; issued and outstanding 12,600 shares in 2008 and 2007, respectively	12,600	12,600
Class B common stock $1.00 par value, authorized 3,000 shares; issued and outstanding 1,450 shares in 2008 and 2007, respectively	1,450	1,450
Capital in excess of par value	257,950	257,950
Loan receivable, stockholder	(4,880)	(8,048)
Accumulated other comprehensive loss	(6,307)	(6,199)
Retained earnings	750,756	644,802
Total stockholders' equity	1,011,569	902,555

Total liabilities and stockholders' equity	$8,427,710	$6,372,754

PSYOP, INC. AND AFFILIATES

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	Three Months Ended June 30		Six Months Ended June 30
	2008 (unaudited)	2007 (unaudited)	2008 (unaudited)	2007 (unaudited)

Net sales	$8,812,148	$6,061,351	$15,923,558	$13,469,713

Cost of sales	7,168,598	4,971,795	12,830,606	9,190,960

Gross profit	1,643,550	1,089,556	3,092,952	4,278,753

Selling, general and administrative expenses	1,561,107	775,029	2,835,955	1,550,760

Operating income	82,443	314,527	256,997	2,727,993

Other income (expense)
Interest income	950	10,983	2,370	14,596
Interest expense	(42,876)	(9,267)	(68,993)	(24,293)
	(41,926)	1,716	(66,623)	(9,697)

Income before income tax expense	40,517	316,243	190,374	2,718,296

Income tax expense	(14,239)	(93,661)	(84,420)	(1,162,269)

Net income	$26,278	$222,582	$105,954	$1,556,027

Basic and diluted net income per common share
Basic and diluted	$1.87	$15.84	$7.54	$110.75

Weighted average common shares outstanding
Basic and diluted	14,050	14,050	14,050	14,050

PSYOP, INC. AND AFFILIATES

CONSOLIDATED AND COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
AND COMPREHENSIVE INCOME (LOSS)

	Common Stock		Common Stock Class B		Capital in Excess of	Loan Receivable,	Retained	Accumulated Other Comprehensive	Total Stockholders'	Comprehensive
	Shares	Amount	Shares	Amount	Par Value	Stockholder	Earnings	Loss	Equity	Income (Loss)
Balances, December 31, 2007 (Restated)	12,600	$12,600	1,450	$1,450	$257,950	$(8,048)	$644,802	$(6,199)	$902,555
Payments made on loan receivable, stockholder						3,168			3,168
Foreign currency translation adjustment								(108)	(108)	$(108)
Net income							105,954		105,954	105,954
Total comprehensive income										$105,846
Balances, June 30, 2008 (unaudited)	12,600	$12,600	1,450	$1,450	$257,950	$(4,880)	$750,756	$(6,307)	$1,011,569

PSYOP, INC. AND AFFILIATES

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30
	2008 (unaudited)	2007 (unaudited)

Cash flows from operating activities
Net income	$105,954	$1,556,027
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense	68,000	99,000
Depreciation and amortization	485,704	277,900
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	(323,342)	(618,486)
Costs and estimated earnings in excess of billings on uncompleted contracts	(285,714)	203,502
Prepaid expenses	(277,494)	(26,614)
Other assets	(20,190)	(17,199)
Accounts payable and other current liabilities	656,096	267,620
Billings on uncompleted contracts in excess of costs and estimated earnings	(54,926)	266,572
Net cash provided by operating activities	354,088	2,008,322
Cash flows from investing activities
Acquisition of property and equipment	(748,620)	(927,514)
Proceeds from repayment on loan receivable, stockholder	3,168	-
Net cash used in investing activities	(745,452)	(927,514)
Cash flows from financing activities
Proceeds from (payments for) bank line of credit	600,000	(120,537)
Principal payments on bank note payable	(62,229)	60,199
Principal payments on capital leases	(286,269)	(132,176)
Net cash provided by (used in) financing activities	251,502	(192,514)
Effect of exchange rate changes on cash	(107)	(6,474)
Net increase (decrease) in cash	(139,969)	881,820
Cash, beginning of period	390,796	229,692
Cash, end of period	$250,827	$1,111,512
Supplemental disclosures of cash flow information,
Cash paid during the six months for:
Income taxes	$41,070	$405,000
Interest	$66,623	$9,697
Supplemental schedule of noncash investing and financing activities
Property and equipment acquired under capital lease obligations	$1,051,269	$323,687

PSYOP, INC. AND AFFILIATES

NOTES TO UNAUDITED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying interim consolidated and combined financial statements at June 30, 2008 and for the six months ended June 30, 2008 and 2007 and footnotes thereto are unaudited. In the opinion of the management of Psyop Inc and Affiliates, (the “Company”), these statements include all adjustments, which are of a normal recurring nature, necessary to present a fair statement of the Company’s results of operations, financial position and cash flows.

The results of operations for interim periods are not necessarily indicative of annual results. These statements should be read in conjunction with the Company’s consolidated and combined financial statements and related footnotes for the year ended December 31, 2007, included in Fortissimo Acquisition Corp.’s Definitive Proxy Statement filed with the Securities and Exchange Commission on August 12, 2008.

2. Nature of operations and summary of significant accounting policies

Nature of Operations

Psyop, Inc. (“Psyop”) and Psyop UK, LLC (“Psyop UK”), a United Kingdom limited liability company that is a wholly owned subsidiary of Psyop, are designers and producers of video content for national and international advertising and other interests. Psyop and Psyop UK conduct business principally with advertising agencies, which engage them to provide design and production services for their respective clients. Psyop Services, LLC (“Psyop Services”), an affiliate of Psyop under common ownership, provides representation of design-led commercial and content creators. Psyop Services negotiates and signs contracts on behalf of client companies that outsource the work in return for a percentage commission of the project cost for lead generation, branding, mentoring and project management.

Principles of Consolidation and Combination

The accompanying consolidated and combined financial statements include the accounts of Psyop, Psyop Services, and Psyop UK (collectively, “Psyop, Inc. and Affiliates” or the “Company”). Psyop Services and Psyop UK were formed during 2005 and commenced operations in 2006. All material intercompany accounts and transactions have been eliminated in the consolidated and combined financial statements. Although the financial statements have been combined, they do not represent those of a single legal entity.

Revenue Recognition

The Company recognizes revenues using the percentage-of-completion method of accounting in accordance with Statement of Position 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” and in conjunction with Staff Accounting Position No. 104, “Revision of Topic 13: Revenue Recognition in Financial Statements,” which provides for the recognition of revenue when (1) persuasive evidence of a final agreement exists, (2) delivery has occurred or services have been rendered, (3) the selling price is fixed or determinable, and (4) collectability is reasonably assured. Accordingly, earnings are recognized on a contract-by-contract basis in the ratio that actual costs incurred bear to total estimated costs, as determined by management. Adjustments to cost estimates are made periodically, based upon the specific circumstances affecting each contract in progress. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined.

The aggregate of costs incurred and earnings recognized on uncompleted contracts in excess of related billings is shown as a current asset, and the aggregate of billings on uncompleted contracts in excess of related costs incurred and earnings recognized is shown as a current liability.

PSYOP, INC. AND AFFILIATES

NOTES TO UNAUDITED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

2. Nature of operations and summary of significant accounting policies  - (continued)

Cost Recognition

Contract costs include all labor, subcontractors and those indirect costs related to contract performance such as indirect labor, supplies, and other production costs. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revenues or costs are determined. All costs incurred in connection with pitches made to obtain a contract are expensed as incurred. If a contract is awarded, the costs associated with the pitch are included as part of the cost of the related project. If a contract is not awarded, the costs are classified as selling, general and administrative expenses.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures About Fair Value of Financial Instruments,” approximate the carrying amounts presented in the consolidated and combined balance sheets.

Cash

The Company considers all investment instruments with maturities of three months or less to be cash equivalents. At various times during the years, balances of cash at financial institutions exceeded the federally insured limit. The Company has not experienced any losses in such accounts and believes it is not subject to any significant credit risk on cash and cash equivalents.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, management evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. Accounts are written off once management has determined the balances will not be collected. An allowance for doubtful accounts was deemed unnecessary at June 30, 2008 and December 31, 2007.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Costs of additions and substantial improvements to property and equipment are also capitalized. Maintenance and repairs are expensed as incurred. Asset and related accumulated depreciation amounts are relieved from the accounts for retirements or dispositions.

Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets ranging from three to five years, while leasehold improvements are amortized, using the straight line method, over the shorter of either their economic useful lives or the term of the respective leases.

Impairment of Long-Lived Assets

The Company adheres to SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and periodically assesses the recoverability of the carrying amounts of long-lived assets. A loss is recognized when the expected undiscounted future cash flows are less than the carrying amount of the asset. The impairment loss is the difference by which the carrying amount of the asset exceeds its fair value.

Income Taxes

Psyop, the parent company, is a United States corporation and files corporate income tax returns in the United States. Psyop Services is a United States limited liability company and is subject to New York City Unincorporated Business Tax (“UBT”). Psyop UK is incorporated in England and Wales and, as such, files its own corporate income tax returns in the United Kingdom. The Company complies with SFAS No. 109 “Accounting for Income Taxes,” which requires an asset and liability approach to financial reporting of income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

PSYOP, INC. AND AFFILIATES

NOTES TO UNAUDITED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

2. Nature of operations and summary of significant accounting policies  - (continued)

Earnings per Share

The Company complies with SFAS No. 128, “Earnings Per Share.” SFAS No. 128 requires dual presentation of basic and diluted income per common share for all periods presented. Basic income per common share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted income per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then share in the income of the Company. During 2008 and 2007, the Company had no securities or other contracts that could be converted to common stock. Accordingly, the basic and diluted weighted average common shares were the same.

Use of Estimates

The preparation of consolidated and combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated and combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Foreign Currency Translation

The Company complies with SFAS No. 52, “Foreign Currency Translation”, which states that for foreign subsidiaries whose functional currency is the local foreign currency, assets and liabilities are translated using the published exchange rate in effect at the balance sheet date. Results of operations are translated using an approximated weighted average exchange rate for the period. Resulting translation adjustments are recorded as a component of accumulated other comprehensive income (loss).

Comprehensive Income (Loss)

The Company complies with SFAS No. 130, “Reporting Comprehensive Income.” SFAS No. 130 establishes rules for the reporting and display of comprehensive income (loss) and its components. SFAS No. 130 requires the Company’s change in the foreign currency translation adjustments to be included in other comprehensive income (loss).

3. Costs, estimated earnings and billings on uncompleted contracts

Costs, estimated earnings and billings on uncompleted contracts consisted of the following:

	June 30, 2008 (unaudited)	December 31, 2007 (restated)
Costs incurred to date on uncompleted contracts	$3,210,022	$9,864,536
Estimated earnings	2,279,509	2,800,630
	5,489,531	12,665,166
Billings to date	(5,737,817)	(13,254,092)
	($248,286)	($588,926)

PSYOP, INC. AND AFFILIATES

NOTES TO UNAUDITED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

3. Costs, estimated earnings and billings on uncompleted contracts  - (continued)

Included in the accompanying balance sheets under the following captions:

	June 30, 2008 (unaudited)	December 31, 2007 (restated)
Costs and estimated earnings in excess of billings on uncompleted contracts	$454,913	$169,199
Billings on uncompleted contracts in excess of costs and estimated earnings	(703,199)	(758,125)
	$(248,286)	$(588,926)

4. Property and equipment

Property and equipment consists of the following at:

	June 30, 2008 (unaudited)	December 31, 2007 (restated)
Audio visual equipment	$547,990	$536,035
Computer equipment	3,425,171	2,457,549
Computer software	576,896	401,153
Furniture and fixtures	390,166	259,230
Leasehold improvements	2,409,233	1,856,123
	7,349,456	5,510,090
Less: accumulated depreciation and amortization	(2,643,501)	(2,118,322)
	$4,705,955	$3,391,768

Depreciation and amortization expense was $485,704 and $277,900 for the six months ended June 30, 2008 and 2007, respectively.

5. Bank line of credit

The Company has a line of credit with a bank, which expires October 31, 2008. In February 2008, the Company requested and received an increase in the available amount of borrowings under the line of credit to a maximum of $1,600,000. No other terms or conditions of the line of credit were modified. Borrowings bear interest at the prime rate (5.00% and 7.25% at June 30, 2008 and December 31, 2007, respectively) minus 1½%, payable monthly in arrears and are collateralized by all business assets and guaranteed by certain of the shareholders of the Company. At June 30, 2008 and December 31, 2007, outstanding borrowings on the line of credit were $1,600,000 and $1,000,000, respectively.

6. Bank note payable

In November 2005, the Company issued a note payable (the “Note”) to a bank for the principal amount of $360,750. The Note bears interest at 5.64%, per annum, is payable in 36 monthly installments of $10,915, including interest and matures on December 31, 2008. The Note is collateralized by all of the assets of the Company and has been guaranteed by the Company’s stockholders. As of June 30, 2008 and December 31, 2007, there was outstanding under the Note $53,825 and $116,054, respectively.

7. Commitments

In January 2008, the Company entered into a lease for additional production facilities. In connection with this lease, the Company has issued the landlord an irrevocable, unconditionable, and transferable letter of credit for the sum of $1,000,000 as a security deposit. Under the terms of the lease, the letter of credit will be reduced by $100,000 annually through December 31, 2017.

PSYOP, INC. AND AFFILIATES

NOTES TO UNAUDITED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

8. Merger Agreement

On January 15, 2008, the Company entered into an Agreement and Plan of Merger and Interests Purchase Agreement (“Merger Agreement'’), as amended on May 12, 2008, with Fortissimo Acquisition Corp. (“Fortissimo”) and FAC Acquisition Sub Corp., a wholly-owned subsidiary of Fortissimo (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged into Psyop, with Psyop being the surviving corporation and becoming a wholly-owned subsidiary of Fortissimo. Within 10 days thereafter, Psyop will be merged into Fortissimo, which will change its name to “Psyop, Inc.” The Merger Agreement also provides that Fortissimo will purchase all of the outstanding membership interests of Psyop Services. As a result of such purchase, Psyop Services will become a wholly-owned subsidiary of Fortissimo.

At the closing, Fortissimo will pay Psyop's shareholders merger consideration (including payment for the Psyop Services membership interests) of 3,337,941 shares of Fortissimo's common stock and $4,140,079 in cash. The Psyop shareholders will also be entitled to receive additional payments of shares of Fortissimo common stock and cash based on Psyop's achievement of specified revenue and EBITDA milestones in the years 2008, 2009 and 2010.

9. Subsequent Event

On September 10, 2008, Fortissimo announced that it has entered into a non-binding letter of intent with Stink Ltd. (“Stink”), an award-winning, London-based production company, such that following and contingent upon the completion of the pending merger with Psyop, the combined Fortissimo/Psyop entity would merge with Stink to form a global production and digital content creation company.

Under the terms of the non-binding letter of intent, the combined Fortissimo/Psyop entity would acquire all of the outstanding interests of Stink in exchange for aggregate consideration of approximately $32.9 million (based on Fortissimo’s closing stock price on September 9, 2008), comprised of a cash payment of $5,941,267 at the closing, as well as the issuance of 4,538,863 shares of common stock. An additional cash payment and share issuance may be made to the shareholders of Stink in the event that Psyop has outstanding debt at the time of its merger with Fortissimo. It is estimated that such additional payment will not exceed an additional $4.4 million in the aggregate (of which a maximum of an additional $758,733 shall be payable in cash and the remainder in shares). In addition, certain earn-outs related to revenue and EBITDA targets for 2009 through 2011 may be paid to the shareholders of Stink and former owners of Psyop, based on a sliding scale, as well as other contingent payments related to the exercise or redemption of Fortissimo’s warrants.

In addition, the former owners of Psyop prior to its merger with Fortissimo would agree to the following modifications to the terms of merger consideration in the transaction currently pending between Fortissimo and Psyop, which modifications would be effective only if the merger with Stink is consummated substantially on the terms described herein:

•
The payments of $3 million in 2008 and $3 million in 2009 for achievement of certain EBITDA milestones, payable to the former owners of Psyop prior to its merger with Fortissimo pursuant to the terms of the Psyop merger agreement will be cancelled, and

•	The earn-out payments provided in the Psyop merger agreement will be eliminated and replaced with the earn-out payments associated with the non-binding letter of intent.

No binding agreement has been signed with Stink Ltd. and there can be no assurance either that such a binding agreement will be entered into or that any transaction with Stink Ltd. will ultimately be consummated.